CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-272224 on Form S-6 of our report dated June 7, 2023, relating to the financial statement of FT 10866, comprising Municipal Income Opportunities Closed-End Portfolio, Series 88, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 7, 2023